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                                                                   Exhibit 23.2
                                                                   ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Carrier Access Corporation:

     We consent to incorporation by reference in the registration statement on Form S-3 of Carrier Access Corporation to be filed on or about May 9, 2001 of our reports dated January 18, 2001, relating to the consolidated balance sheets of Carrier Access Corporation and subsidiaries as of December 31, 1999 and 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 2000 and the related financial statement schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Carrier Access Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



                                    /s/ KPMG LLP

Boulder, Colorado
May 7, 2001